Exhibit 1
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                                   AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Perle Systems, Ltd.

     EXECUTED as of the 15th day of July, 1997.

                                        PLATINUM PARTNERS, L.P.


                                        By:     /s/  Calvin G. Hori
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                                             Calvin G. Hori, President of
                                             Hori Capital Management, Inc.,
                                             General Partner



                                        HORI CAPITAL MANAGEMENT, INC.


                                        By:     /s/  Calvin G. Hori
                                             -----------------------------
                                             Calvin G. Hori, President



                                               /s/  Calvin G. Hori
                                             ------------------------------
                                                  Calvin G. Hori